UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

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Anadys Pharmaceuticals, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
ANNUAL REPORT
OTHER MATTERS

ANADYS PHARMACEUTICALS, INC.
5871 OBERLIN DRIVE, SUITE 200
SAN DIEGO, CALIFORNIA 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 27, 2011
Dear Stockholder:
          You are cordially invited to attend the Annual Meeting of Stockholders (the Annual Meeting) of Anadys Pharmaceuticals, Inc., a Delaware corporation (the Company). The meeting will be held on Friday, May 27, 2011 at 9:00 a.m. local time at the Holiday Inn located at 9888 Mira Mesa Blvd., San Diego, California 92131 for the following purposes:
1.	To elect the two Class I director nominees named herein to hold office until the 2014 Annual Meeting.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

3.	To approve an advisory resolution regarding the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4.	To conduct an advisory vote on the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

5.	To conduct any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
          These items of business are more fully described in the Proxy Statement accompanying this Notice.
          The record date for the Annual Meeting is April 6, 2011. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Elizabeth E. Reed Elizabeth E. Reed
Corporate Secretary
San Diego, California
April 8, 2011
     You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other similar organization and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 27, 2011: The
Proxy Statement and Annual Report to Stockholders are available at http://ir.anadyspharma.com.

ANADYS PHARMACEUTICALS, INC.
5871 OBERLIN DRIVE, SUITE 200
SAN DIEGO, CA 92121
PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 27, 2011
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Anadys Pharmaceuticals, Inc. (sometimes referred to as we, the Company or Anadys) is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders (the Annual Meeting). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.
     The Company intends to mail this proxy statement and accompanying proxy card on or about April 18, 2011 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
     Only stockholders of record at the close of business on April 6, 2011 will be entitled to vote at the Annual Meeting. On this record date, there were 57,141,223 shares of common stock outstanding and entitled to vote. You are entitled to one vote for each share you own on any matter that may be properly presented for consideration and action by stockholders at the Annual Meeting.
     Stockholder of Record: Shares Registered in Your Name
     If at the close of business on April 6, 2011 your shares were registered directly in your name with Anadys’ transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return the enclosed proxy card to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Brokerage Firm or Bank
     If at the close of business on April 6, 2011 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization (broker), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker.
What am I voting on?
     There are four matters scheduled for a vote:
•	Proposal 1: Election of two Class I directors to hold office until the 2014 Annual Meeting;

•	Proposal 2: Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011;

•	Proposal 3: Approval, on an advisory basis, of a resolution regarding the compensation of the Company’s named executive officers, as disclosed in this proxy statement; and

•	Proposal 4: An advisory vote on the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

How does the Board of Directors recommend that I vote?
          The Board of Directors recommends that you vote:
•	FOR the election of the two directors nominated by our Board of Directors and named in this Proxy Statement;

•	FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011;

•	FOR the approval of the advisory resolution regarding the compensation of the Company’s named executive officers, as disclosed in this proxy statement; and

•	FOR the frequency, on an advisory basis, of an annual advisory vote on executive compensation.
How many votes are needed to approve each proposal?
Proposal 1—Election of directors. Directors are elected by a plurality of the votes, which means that the director nominees receiving the highest number of “FOR” votes will be elected. Neither a vote to abstain nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee, and they will have no direct effect on the outcome of the election of directors.
Proposal 2— Ratification of independent registered public accounting firm. To be approved, this proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
Proposal 3—Advisory vote on executive compensation. This advisory proposal will be approved if a majority of shares present and entitled to vote either in person or by proxy are voted in favor of the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
Proposal 4—Advisory vote on frequency of advisory vote on executive compensation. This advisory vote provides a choice among three frequency periods for future advisory votes on executive compensation (so-called, “say-on-pay” votes). The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. As a result, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the outcome of this proposal, except to the extent that the failure to vote for a particular frequency period may result in another frequency period receiving a larger proportion of the votes cast.
How do I vote?
Proposal 1—You may either vote “For All”, “Withhold All”, or “For All Except” and specify the nominee(s) that you wish to withhold your vote.
Proposals 2 and 3 —You may vote “For” or “Against” or abstain from voting.
Proposal 4—You may vote for “1 Year,” “2 Years,” “3 Years” or “Abstain.”
     The procedures for voting are explained below:
     Stockholder of Record: Shares Registered in Your Name
     If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. Your vote will only be counted once however.
•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Even if you plan to attend the Annual Meeting, we urge you to vote by proxy prior to the Annual Meeting to ensure your vote is counted.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received by us before the Annual Meeting, we will vote your shares as you direct.
     Beneficial Owner: Shares Registered in the Name of Brokerage Firm or Bank
     If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Anadys. Simply follow the voting instructions to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?
     On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 6, 2011.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:
•	“For” the election of each of the two nominees for director;

•	“For” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011;

•	“For,” the approval of the advisory resolution regarding the compensation of the Company’s named executive officers; and

•	“For,” “1 Year” on the frequency at which the Company should submit a “say on pay” proposal to its stockholders.
     If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
     Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Anadys’ Corporate Secretary at 5871 Oberlin Drive, Suite 200, San Diego, California, 92121.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
     If your shares are held by your broker, bank or other agent you should follow the instructions provided by your broker.
When are stockholder proposals due for next year’s Annual Meeting?
     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 9, 2011 to Anadys’ Corporate Secretary at 5871 Oberlin Drive, Suite 200, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on January 28, 2012 and no later than the close of business on February 27, 2012 unless the date of the 2012 Annual Meeting is advanced more than thirty days prior to or delayed by more than thirty days after May 27, 2012, the anniversary of this year’s Annual Meeting, in which case notice must be delivered not earlier than the close of business on the 120th day prior to next year’s Annual Meeting and not later than the close of business on the later of the 90th day prior to next year’s Annual Meeting or the 10th day following the day on which Anadys first publicly announces the date of next year’s Annual Meeting. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?
     Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “For” and “Withhold” votes with respect to Proposal 1, “For,” “Against” and “Abstain” votes with respect to Proposals 2 and 3 and “1Year,” “2 Years,” “3 Years” and “Abstain” with respect to Proposal 4. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions will have the same effect as “Against” votes for Proposals 2 and 3, but will have no effect on the outcome of Proposals 1 or 4. Broker non-votes will have no effect on the outcome of any Proposal.
What are “broker non-votes”?
     Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), which may govern brokers or nominees holding shares of Anadys stock, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors (even if not contested) and, for the first time, under a new amendment to the NYSE rules, executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.
What is the quorum requirement?
     A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 57,141,223 shares outstanding and entitled to vote. Thus 28,570,612 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
     Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
     Voting results will be included in a Form 8-K following the conclusion of the Annual Meeting, which we expect to file with the Securities and Exchange Commission on or before June 3, 2011.
What proxy materials are available on the internet?
     This proxy statement and our annual report to stockholders are available at http://ir.anadyspharma.com.

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s death, resignation or removal.
     Our Board of Directors is presently composed of seven members. The Board of Directors has determined that Drs. Papadopoulos and Xanthopoulos and Messrs. Foletta, Fotiadis and Labinger, which members constitute a majority of the Board of Directors, are independent (as independence is currently defined by the listing standards of the Nasdaq Stock Market (Nasdaq)). In making its determination, the Board of Directors considered any transactions, relationships and arrangements with each of Drs. Papadopoulos and Xanthopoulos and Messrs. Foletta, Fotiadis and Labinger, and concluded that none of them has any relationships with us that would impair his independence under applicable Nasdaq listing standards and rules of the Securities and Exchange Commission (SEC).
     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee of the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that either nominee will be unable to serve.
     There are two directors in Class I, the class whose term of office expires in 2011, of which both have been nominated for re-election, Mr. Foletta and Dr. Xanthopoulos. Proxies may only be selected for the number of nominees named below and may not be voted for a greater number of persons. The nominees for election to this class are currently directors of the Company and were previously elected by the stockholders. If elected at the Annual Meeting, each nominee would serve until the 2014 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s death, resignation or removal.
     For each person nominated and each person whose term of office as a director will continue after the Annual Meeting, set forth below is biographical information and a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that each person should serve as a director for the Company as of the date of this filing.
Class I Nominees for Election for a Three-Year Term Expiring at the 2014 Annual Meeting of Stockholders
     Mark G. Foletta, CPA, age 50, joined our Board of Directors in September 2005. Mr. Foletta has served as Senior Vice President, Finance and Chief Financial Officer at Amylin Pharmaceuticals Inc., a biopharmaceutical company, since March 2006. He had previously served as Vice President, Finance and Chief Financial Officer at Amylin since March 2000. He served as a Principal of Triton Group Management, Inc., a management consulting firm, from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group, Ltd., each a diversified holding company, the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, a public accounting firm, most recently serving as an Audit Manager. Mr. Foletta earned his B.A. in Business Economics from the University of California, Santa Barbara. Mr. Foletta is a certified public accountant. Based on Mr. Foletta’s senior management experience in the biopharmaceutical industry, particularly as the Chief Financial Officer of Amylin Pharmaceuticals, Inc., and his financial and accounting expertise, the Board believes Mr. Foletta has the appropriate set of skills to serve on our Board.
     Kleanthis G. Xanthopoulos, Ph.D., age 52, has served as a member of our Board of Directors since May 2000 and served as our President and Chief Executive Officer from May 2000 to November 2006. Since December 2007, Dr. Xanthopoulos has served as President and Chief Executive Officer of Regulus Therapeutics Inc., a biopharmaceutical company. From January 2007 to December 2007, Dr. Xanthopoulos was a Managing Director of Enterprise Partners Venture Capital, a venture capital firm. From 1997 to 2000, he held a variety of positions at Aurora Biosciences Corporation, a biotechnology company, including Vice President, Genomics & Molecular Biology. Dr. Xanthopoulos was a Section Head of the National Human Genome Research Institute at The National Institutes of Health. He was a Postdoctoral Research Fellow at the Rockefeller University from 1987 to 1990 and an Associate Professor of Molecular Biology at the Karolinska Nobel Medical Institute, Sweden from 1991 to 1995. Dr. Xanthopoulos is also a member of the Board of Directors of Odyssey Thera, Inc., a privately held drug discovery company, Regulus Therapeutics and BIOCOM, Southern California’s life science industry association, where he chairs the Capital Formation Committee. An Onassis Scholar, Dr. Xanthopoulos received his B.Sc. in Biology with honors from Aristotle University of Thessaloniki, Greece, and received both his M.Sc. in Microbiology and Ph.D. in Molecular Biology from the University of Stockholm, Sweden. Based on Dr. Xanthopoulos’ experience in the biopharmaceutical industry, his management and business development expertise, his scientific background and his perspective on Anadys’ business and programs as a founder and former Chief Executive Officer of Anadys, the Board believes Dr. Xanthopoulos has the appropriate set of skills to serve on our Board.
The Board of Directors Recommends a Vote FOR the election of each of the Nominees.

Class II Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders
     Marios Fotiadis, age 37, has served as a member of our Board of Directors since September 2002. Since November 2007, Mr. Fotiadis has been the Managing Director of TVM Capital MENA, a private equity firm focused on health care and life science investments. Previously, he was Managing Director of life sciences investments at Enterprise Partners Venture Capital, a venture capital firm, and before that, a Partner at Advent International, a private equity firm. Prior to joining Advent, he was with SG Capital Partners, a private equity firm, from 1999 to 2004 and oversaw its portfolio in life sciences. Prior to 1999, Mr. Fotiadis was an investment banker focusing on mergers and acquisitions transactions with SG Cowen, an investment bank related to SG Capital Partners. Mr. Fotiadis holds an M.B.A. from Columbia University and a B.S.B.A. degree cum laude in Business Administration from the Daniels College of Business at the University of Denver. Based on Mr. Fotiadis’ experience in the investment banking, private equity and venture capital communities and his perspective as a portfolio company advisor for biopharmaceutical companies, with expertise in the evaluation of assets and opportunities, the Board believes Mr. Fotiadis has the appropriate set of skills to serve on our Board.
     Steve Worland, Ph.D., age 53, was appointed President and Chief Executive Officer and a member of our Board of Directors in August 2007. Dr. Worland joined us as our Chief Scientific Officer in 2001 and was promoted to Executive Vice President, Head of Research and Development in October 2004. In December 2005 he was named Executive Vice President, Pharmaceuticals, assuming additional responsibilities, including strategic planning and corporate development, while continuing to lead our research and development efforts. In June 2006 he was named President, Pharmaceuticals. From 1999 to 2001 he was Vice President, Head of Antiviral Research, at Agouron Pharmaceuticals, a Pfizer Company. Dr. Worland was at Agouron from 1988 through the acquisition of Agouron by Warner-Lambert in 1999. Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University from 1985 to 1988. He received his B.S. with highest honors in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley. Based on Dr. Worland’s senior management experience in the biopharmaceutical industry, his scientific background and his knowledge of and perspective on the Company, having served in a number of different officer capacities at Anadys since 2001, the Board believes Dr. Worland has the appropriate set of skills to serve on our Board.
Class III Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders
     James L. Freddo, M.D., 56, was appointed a member of the Board of Directors in January 2011 and has served as Senior Vice President, Drug Development and Chief Medical Officer since July 2008. Prior to joining Anadys in July 2006, Dr. Freddo was Vice President, Clinical Site Head and Development Site Head, Pfizer Global Research and Development, La Jolla. Previously at Pfizer, he was Executive Director, Site Therapeutic Area Leader, Clinical Development, Oncology. While at Pfizer, Dr. Freddo led the team responsible for the registration of Sutent® (sunitinib malate), a drug approved by the United States Food and Drug Administration (FDA) in January 2006 for treating advanced kidney cancer and gastrointestinal stromal tumors. Prior to Pfizer, Dr. Freddo held a variety of senior management positions at Wyeth-Ayerst Research from December 1996 until June 2002, including Senior Director, Oncology, Senior Director, Infectious Diseases, and Senior Director, Transplantation Immunology. Dr. Freddo currently serves as a member of the Board of Directors of InfuSystem Holdings, Inc., a healthcare services company. He holds a B.S. degree in Medical Technology from the State University of New York at Stony Brook, and a M.D. degree from the University of North Carolina, where he also completed his fellowship training. Based on Dr. Freddo’s experience in the biopharmaceutical industry, including his current role as Anadys’ Chief Medical Officer and his prior positions at Pfizer, his clinical development expertise and his medical background as a treating physician, the Board believes Dr. Freddo has the appropriate set of skills to serve on our Board.
     Barry A. Labinger, age 47, was appointed to our Board of Directors in March 2011. Mr. Labinger has served as Executive Vice President and Chief Commercial Officer of Human Genome Sciences, a pharmaceutical company, since August of 2005. He has also served as Chief Financial Officer of Human Genome Sciences and served in that capacity from December of 2005 until July of 2006. From 2002 to 2005, he led the global pharmaceutical business at 3M Company as Division Vice President. From 2000 to 2002 at Immunex Corporation, Mr. Labinger was Senior Vice President and General Manager, Commercial Operations and Vice President of Marketing. He held commercial leadership positions at Bristol-Myers Squibb from 1997 to 2000, including Senior Director, Diabetes Marketing. From 1990 to 1997, he served in various sales and marketing positions at Abbott Laboratories. Mr. Labinger holds a Masters of Business Administration from the Kellogg Graduate School of Management at Northwestern University. Based on Mr. Labinger’s senior management experience in the biopharmaceutical industry, including his current position as the Chief Commercial Officer of Human Genome Sciences, and his broad experience with the commercialization of drugs and his resulting perspective on product planning, the Board believes Mr. Labinger has the appropriate set of skills to serve on our Board.

     Stelios Papadopoulos, Ph.D., age 62, has served as a member of our Board of Directors since May 2000. Dr. Papadopoulos’ career in biotech spans more than two decades. In August 2006 he retired as Vice Chairman of Cowen & Co., LLC, a global brokerage and investment banking firm, where he had been an investment banker focusing on the biotechnology and pharmaceutical sectors since 2000. Dr. Papadopoulos was an investment banker at PaineWebber Incorporated, a global brokerage and investment banking firm, from 1987 to 2000, most recently serving as Chairman of Paine Webber Development Corp, a PaineWebber subsidiary focusing on biotechnology. Prior to joining PaineWebber, he was a Vice President in the Equity Research Department of Drexel Burnham Lambert, an investment banking firm, covering the biotechnology industry and prior to that a biotechnology analyst at Donaldson, Lufkin & Jenrette, an investment banking firm. Before coming to Wall Street, Dr. Papadopoulos was on the faculty of the Department of Cell Biology at New York University Medical Center. He continues his affiliation with New York University Medical Center as an Adjunct Associate Professor of Cell Biology. Dr. Papadopoulos holds a Ph.D. in biophysics and an M.B.A. in finance, both from New York University. He is co-founder and Chairman of the Board of Exelixis, Inc., a drug discovery and development company, co-founder and member of the Board of Cellzome Inc., a privately held drug discovery company, a member of the Board of Directors of Biogen Idec, Inc., a biopharmaceutical company, a member of the Board of Directors of Regulus Therapeutics, Inc., a privately held biotechnology company, a member of the Board of Directors of Joule Unlimited, a privately held biotechnology company, as well as vice-chairman of the Board of Directors of BG Medicine, Inc, a biotechnology company. He also served as a member of the Board of Directors of GenVec, Inc., a biopharmaceutical company, from 2003 to 2006 and Structural GenomiX, Inc., a biopharmaceutical company from 2001 to 2006. In the not-for-profit sector, he is co-founder and Chairman of Fondation Santé, a member of the Board of Directors of the National Marrow Donor Program (NMDP) and a member of the Board of Visitors of Duke University School of Medicine. Based on Dr. Papadopoulos’ experience as an investment banker in the biotechnology/pharmaceutical industries and his resulting strategic and financial expertise, as well as his scientific background and experience with other boards of directors, the Board believes Dr. Papadopoulos has the appropriate set of skills to serve on our Board.
Board of Directors’ Leadership Structure and Role in Risk Oversight
     Although the Board of Directors does not have a formal policy on whether the roles should be combined or separated, since our inception as Anadys in 2000 we have had a separate Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). Our Chairman has the authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board, which authority he may choose to exercise independently or through coordination with the CEO (other than presiding over meetings of the independent directors). Accordingly, the Chairman has substantial ability to shape the work of the Board. This leadership structure has been effective in providing flexibility and balance of leadership between the CEO and the non-management directors. As a result, the Company believes that having an independent Chairman enhances the effectiveness of the Board as a whole, and is the appropriate board leadership structure for the Company at this time. We believe that this leadership structure also provides an appropriate forum for the Board to execute its risk oversight function, which is described below.
     Our Board of Directors is the central body that oversees the management of material risks at the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. For example, the Audit Committee has the responsibility to review and discuss certain risk policies, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures, and generally provide oversight of risks related to financial reporting. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Day to day operational risks are generally handled by management, with reporting to and involvement of the Board as necessary. With respect to strategic and business risk, including clinical development risk, our Board as a whole is the level at which we address and monitor such issues, through regular interactions with the CEO and other members of senior management.
Meetings of the Board of Directors
     During the year ended December 31, 2010, our Board of Directors held a total of eight formal meetings, including regularly scheduled in-person meetings and teleconferences and special teleconferences. All of our directors attended at least 75% or more of such regularly scheduled in-person, telephonic and special meetings of the Board of Directors and of the committees on which they served that were held during the period for which they were a director or committee member, respectively. As required under applicable listing standards of Nasdaq, during the year ended December 31, 2010 our independent directors met at least twice in regularly scheduled executive sessions at which only the independent directors were present.
     The Board of Directors does not have a formal policy with respect to the attendance of members of the Board of Directors at the annual meetings of stockholders. Dr. Worland, our President and Chief Executive Officer and a member of our Board of Directors, was in attendance at our 2010 Annual Meeting.

     Below is a description of each committee of the Board of Directors. Our Board of Directors has an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee and may designate a specially constituted committee from time to time as deemed necessary. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.
Audit Committee
     The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and oversees the Company’s corporate accounting and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines on behalf of the Board of Directors the engagement of the independent registered public accounting firm; determines on behalf of the Board of Directors whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the engagement of the independent registered public accounting firm to perform any proposed permissible services and appropriate compensation for such services; reviews and approves all related party transactions; monitors the rotation of partners of the independent registered public accounting firm on the Company engagement team as required by law; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statement reviews; and has the specific responsibilities and authority necessary to comply with the listing standards of Nasdaq applicable to audit committees. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.anadyspharma.com.
     During 2010, the Audit Committee was initially comprised of three independent directors, Messrs. Foletta, Fotiadis and Holtzman. In July 2010, the Audit Committee was changed to consist of Messrs. Foletta and Fotiadis and Dr. Xanthopoulos. The Board of Directors has determined that all current members of the Audit Committee are independent and that Mr. Holtzman was independent through the change in committee composition in July 2010 (as independence is currently defined by the rules of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act). The Board of Directors has also determined that Messrs. Foletta and Fotiadis are each an “audit committee financial expert” as defined in applicable Securities and Exchange Commission (SEC) rules. The Audit Committee met five times during the year ended December 31, 2010. See “Report of the Audit Committee of the Board of Directors” below.
Compensation Committee
     The Compensation Committee is responsible to act on behalf of the Board of Directors in fulfilling the Board of Directors’ responsibilities to oversee the Company’s compensation policies, plans and programs, to review and determine the compensation of the executive officers of the Company and establish and review general policies relating to compensation and benefits of employees of the Company. The Compensation Committee periodically reviews the appropriateness of the level of compensation provided to our non-employee directors under our Non-Employee Director Compensation Program. In addition, the Compensation Committee reviews at least annually the bonus plan percentages contained in the Executive Officer Bonus Plan and Employee Bonus Plan. The Compensation Committee also administers the granting of stock options and other awards under our stock plans. Further, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend to the Board of Directors that it be included in the proxy statements and other filings. The Compensation Committee met three times during the year ended December 31, 2010.
     During 2010, the Compensation Committee was initially comprised of three independent directors, Messrs. Holtzman and Fotiadis and Dr. Scangos. Following Dr. Scangos’ resignation from the Board of Directors in July 2010, the Compensation Committee was changed to consist of Messrs. Holtzman and Fotiadis and Dr. Papadopoulos. Mr. Holtzman resigned from the Board of Directors in January 2011. The Board of Directors has determined that both current members of the Compensation Committee are independent and that Dr. Scangos and Mr. Holtzman were independent through their respective resignation dates (as independence is currently defined by Rule 5605(a)(2) of the Nasdaq Listing Rules). The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.anadyspharma.com.

Compensation Committee Processes and Procedures
     The Compensation Committee conducts an annual performance and compensation review for each of our executive officers and determines salary adjustments and bonus and equity awards at one or more meetings generally held during the last quarter of the year. In addition, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as various compensation policy issues throughout the year. For executives other than the President and Chief Executive Officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Committee by the President and Chief Executive Officer, with input from our former Vice President, Human Capital, who we have engaged as a consultant, as described below. In the case of the President and Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee is usually determined by its Chairman with the assistance of the Company’s President and Chief Executive Officer and Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary. Compensation Committee meetings are regularly attended by the President and Chief Executive Officer and the Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary.
     The Committee has delegated administrative authority to our President and Chief Executive Officer and our Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary to approve routine on-hire option grants to employees of the Company, subject to specific limitations. For these grants, the number of shares must be within specific ranges that have been approved by the Committee, the exercise price must be equal to the closing price on the Nasdaq Global Market of the Company’s Common Stock on the trading day immediately prior to the date of grant, the shares cannot exceed a specified share number nor exceed a specified total per-year limit, and no grants may be made to any officer covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), to any officer who is required to disclose his or her ownership of the Company’s common stock under Section 16 of the Exchange Act (sometimes referred to as a “Section 16 Officer”), or to any employee with titles or responsibilities above the “director” level. All of these limitations have been pre-approved by the Committee and these on-hire option grants must be reported on a periodic basis to the Committee and the Board of Directors.
     Since October 2009, the Company has engaged Mary Yaroshevsky-Glanville, our former Vice President, Human Capital, as a consultant. Ms. Yaroshevsky-Glanville’s position as Vice President, Human Capital was eliminated as of September 30, 2009 as a result of a reduction in force. Effective October 1, 2009, the Company, with the endorsement of the Compensation Committee, engaged Ms. Yaroshevsky-Glanville to provide human resources consulting services for the Company on a part-time basis. As part of this engagement, Ms. Yaroshevsky-Glanville has continued to provide certain compensation related services, related to both executive officer and nonexecutive officer compensation. In this capacity, Ms. Yaroshevsky-Glanville has continued to function in substantially the same role as she had as Vice President, Human Capital. In particular, during the 2010 year-end compensation review, Ms. Yaroshevsky-Glanville gathered industry data for comparable positions and provided such information to the Committee in support of the Committee’s annual review of executive compensation. The role of such survey data is discussed in the Compensation Discussion and Analysis section of this proxy statement.
     Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis section of this proxy statement.
Corporate Governance and Nominating Committee
     The purpose of the Corporate Governance and Nominating Committee is to oversee all aspects of the Company’s corporate governance functions on behalf of the Board of Directors: make recommendations to the Board of Directors regarding corporate governance issues, identify, review and evaluate candidates to serve as directors of the Company, serve as a focal point for communication between such candidates, non-committee directors and the Company’s management, recommend such candidates to the Board of Directors and make such other recommendations to the Board of Directors regarding affairs relating to the directors of the Company. During 2010, the Corporate Governance and Nominating Committee was comprised of two independent directors, Dr. Papadopoulos and Mr. Foletta. The Board of Directors has determined that both members of the Corporate Governance and Nominating Committee are independent (as independence is currently defined by Rule 5605(a)(2) of the Nasdaq Listing Rules). The Corporate Governance and Nominating Committee formally met once during the year ended December 31, 2010. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our website at www.anadyspharma.com.
     Because Anadys is an emerging company with rapidly evolving clinical programs, the Board of Directors does not believe that it is appropriate to adopt, and the Corporate Governance and Nominating Committee has not adopted, a formal policy with respect to a fixed set of minimum qualifications for its candidates for membership on the Board of Directors. Instead, in considering candidates for director, the Corporate Governance and Nominating Committee will generally consider all relevant factors, including the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company and the candidate’s demonstrated character and judgment. Candidates for director will be reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

     Similarly, the Board does not currently have a formal policy on diversity. Rather, the Committee seeks to maintain a balance of perspectives and backgrounds relevant to the current business of the Company. At this time, we endeavor to have a Board of Directors representing diverse experience within the biotechnology/pharmaceutical industries.
     The Corporate Governance and Nominating Committee generally will evaluate and consider all candidates recommended by directors, officers and security holders. The Corporate Governance and Nominating Committee intends to consider security holder recommendations for directors using the same criteria as potential nominees recommended by the members of the Corporate Governance and Nominating Committee or others. The Company has not rejected any nominees proposed by 5% stockholders as the Company has not received any nominees proposed by such 5% stockholders to date.
     Our Board of Directors has adopted written corporate governance guidelines that provide a framework for determining general qualifications for directors, which are available on our website at www.anadyspharma.com. The Board periodically reviews, and may modify from time to time, the corporate governance guidelines, Board committee charters and Board practices.
Shareholder Communications with the Board Of Directors
     The Board of Directors believes that the Company has in place adequate current methods for receiving communications from its security holders. Accordingly, the Board of Directors has not established a formal process for security holders to send communications to the Board of Directors. However, the Corporate Governance and Nominating Committee of the Board of Directors will consider, from time to time, whether adoption of a formal process for stockholder communications with the Board of Directors has become necessary or appropriate. Security holders may send communications to the Board of Directors by mail at 5871 Oberlin Drive, Suite 200, San Diego, California 92121; by facsimile at (858) 527-1554 or by e-mail at boardofdirectors@anadyspharma.com, each of the foregoing sent “Attn: Board of Directors.”
     Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee within the timeframe specified in the Bylaws of the Company that is applicable to matters to be brought before an annual meeting of stockholders. Such communications should be sent to the following address: 5871 Oberlin Drive, Suite 200, San Diego, California 92121, attn: Corporate Governance and Nominating Committee of the Board of Directors. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, including all public company directorship positions during such five year period, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. The Corporate Governance and Nominating Committee has not received any recommended nominations from any of the Company’s security holders in connection with the 2011 Annual Meeting.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and the Board of Directors, on behalf of the Audit Committee, directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board Of Directors Recommends
A Vote FOR Proposal 2.
Independent Registered Public Accounting Firm — Fees
     The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2010 and 2009, by Ernst & Young LLP, the Company’s independent registered public accounting firm.

	Fiscal Year Ended December 31,
	2010	2009
	(in thousands)
Audit Fees	$406	$377
Audit-Related Fees	—	—
Tax Fees	102	34
All Other Fees	—	—

Total Fees	$508	$411

     Audit fees relate to the audit of our financial statements, including the audit of internal control over financial reporting, consents, quarterly reviews and review of our filings with the SEC. Audit fees for 2010 also include $92,500 related to the issuance of comfort letters in conjunction with our equity financings completed in June and October 2010. Audit fees for 2009 also include $55,000 related to the issuance of a comfort letter in conjunction with our registered direct offering completed in June 2009.
     Tax fees relate to the preparation of the Company’s state and federal income tax filings and an engagement to review the implications of Section 382 of the Internal Revenue Code of 1986. Tax fees for 2010 also include $44,715 related to our Internal Revenue Code (IRC) Section 48D Qualifying Therapeutic Discovery Project Applications.
     All of the fees described above for fiscal year 2010 and 2009 were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
     The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has not adopted a formal written policy for the pre-approval of audit and non-audit services, but generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may also be given by Mr. Foletta, the Chair of the Audit Committee who has been delegated pre-approval authority by the Audit Committee, but the pre-approval decision must be communicated to the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee of the Board of Directors1
     The Audit Committee of the Board of Directors of Anadys oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is made up solely of independent directors, as defined under the listing standards of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and it operates under a written charter adopted by the Board of Directors.
     Management has primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. Our independent registered public accounting firm is responsible for planning and performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and for auditing the effectiveness of internal control over financial reporting. Our independent registered public accounting firm is also responsible for expressing an opinion on the conformity of our audited consolidated financial statements with accounting principles generally accepted in the United States.
     The Audit Committee has met and held discussions with management and Anadys’ independent registered public accounting firm on various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
     The Audit Committee has discussed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards in the United States, including those matters set forth in Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. Anadys’ independent registered public accounting firm has provided the Audit Committee with the written disclosures and letters required by Rule 3526 of the PCAOB, “Communication with Audit Committees Concerning Independence” and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company.
     The Audit Committee has reviewed and discussed the Company’s consolidated financial statements as of and for the year ended December 31, 2010 with management and the independent registered public accounting firm. The Audit Committee also reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.
     In reliance on these views and discussions referred to above, and the reports of the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in Anadys’ Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.
     The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and has presented its selection to the Board of Directors to present to the stockholders for ratification.
Respectfully submitted,
The Audit Committee of the Board of Directors
Mark G. Foletta
Marios Fotiadis
Kleanthis G. Xanthopoulos

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

EXECUTIVE OFFICERS
     The following table sets forth information regarding our executive officers as of March 1, 2011:

Name	Age	Position
Steve Worland, Ph.D.	53	President and Chief Executive Officer
James L. Freddo, M.D.	56	Senior Vice President, Drug Development and Chief Medical Officer
Kevin L. Eastwood	47	Senior Vice President, Corporate Development
James Appleman, Ph.D.	54	Senior Vice President, Research and Chief Scientific Officer
Elizabeth E. Reed, J.D.	40	Senior Vice President, Legal Affairs and General Counsel
Peter T. Slover, CPA	36	Vice President, Finance and Operations
     Steve Worland, Ph.D. was appointed President and Chief Executive Officer and a member of the Board of Directors in 2007. Dr. Worland joined Anadys in 2001 as Chief Scientific Officer and served as President, Pharmaceuticals prior to being named CEO. Prior to joining Anadys, Dr. Worland was Vice President, Head of Antiviral Research at Agouron Pharmaceuticals, a Pfizer Company. Dr. Worland was at Agouron from 1988 through the acquisition of Agouron by Warner-Lambert in 1999, where he held various positions and responsibilities that culminated with him assuming global responsibility for anti-infective strategy as Vice President for Warner-Lambert. At Agouron, Warner-Lambert and Pfizer, Dr. Worland led teams responsible for discovery and clinical development in the areas of HIV, HCV and respiratory infections. Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University from 1985 to 1988. He received his B.S. with highest honors in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley.
     James L. Freddo, M.D. was appointed a member of the Board of Directors in January 2011 and has served as Senior Vice President, Drug Development and Chief Medical Officer since July 2008. Prior to joining Anadys in July 2006, Dr. Freddo was Vice President, Clinical Site Head and Development Site Head, Pfizer Global Research and Development, La Jolla. Previously at Pfizer, he was Executive Director, Site Therapeutic Area Leader, Clinical Development, Oncology. While at Pfizer, Dr. Freddo led the team responsible for the registration of Sutent® (sunitinib malate), a drug approved by the FDA in January 2006 for treating advanced kidney cancer and gastrointestinal stromal tumors. Prior to Pfizer, Dr. Freddo held a variety of senior management positions at Wyeth-Ayerst Research from December 1996 until June 2002, including Senior Director, Oncology, Senior Director, Infectious Diseases, and Senior Director, Transplantation Immunology. Dr. Freddo currently serves as a member of the Board of Directors of InfuSystem Holdings, Inc., a healthcare services company. He holds a B.S. degree in Medical Technology from the State University of New York at Stony Brook, and a M.D. degree from the University of North Carolina, where he also completed his fellowship training.
     Kevin L. Eastwood joined us in January 2011 as Senior Vice President, Corporate Development. Prior to joining Anadys, Mr. Eastwood was Vice President, Corporate Development at Ambrx, Inc. from May 2006 to December 2010, Senior Vice President, Business Development at Achillion Pharmaceuticals, Inc. from June 2000 to May 2006 and Senior Manager, Business Development at Agouron Pharmaceuticals, Inc. from August 1997 to June 2000. In these positions, Mr. Eastwood was responsible for executing business transactions with a number of leading biotechnology and pharmaceutical companies, including Pfizer, Inc., Merck and Co., Inc., Eli Lilly and Co., and Gilead Sciences. Mr. Eastwood began his pharmaceuticals career in sales and marketing at Marion Laboratories and transitioned to business development while at Agouron. He received a B.S. degree in Biology from Missouri State University.
     James Appleman, Ph.D. was named Senior Vice President, Research and Chief Scientific Officer in January 2011. Dr. Appleman joined us in 2001 and has held several positions of increasing responsibility with us including Senior Vice President, Research in 2010, Vice President, Research in 2009, Vice President, Biology from February 2007 to 2009 and Senior Director of Project Management and Planning from 2005 to February 2007, as well as earlier positions. Prior to joining Anadys, Dr. Appleman was a faculty member at St. Jude Children’s Research Hospital and subsequently held positions at Gensia, Inc., a biopharmaceutical company and Metabasis, a biopharmaceutical company. Dr. Appleman received a Ph.D. in Biochemistry from Oklahoma State University and completed his postdoctoral training at Dartmouth Medical School.
     Elizabeth E. Reed, J.D. has served as our Senior Vice President, Legal Affairs and General Counsel since August 2009. Ms. Reed joined us in 2001 and has served as our Corporate Secretary since January 2002. Previously, Ms. Reed served as our Vice President, Legal Affairs from December 2006 to August 2009, as our Senior Director, Legal Affairs from December 2002 to December 2006 and as our Director of Legal Affairs from October 2001 to December 2002. Prior to joining us, Ms. Reed was associated with the law firms of Cooley Godward LLP and Brobeck, Phleger & Harrison LLP. Ms. Reed is a member of the State Bar of California and received her B.S. in Business Administration with an emphasis in finance from the Haas School of Business at the University of California, Berkeley and holds a J.D., cum laude, from Harvard Law School.
     Peter T. Slover has served as our Vice President, Finance and Operations since July 2009. Mr. Slover joined us in 2004 as Manager of Financial Reporting and served in this position through December 2005. From January 2006 to July 2006, Mr. Slover served as the Company’s Senior Manager, Financial Reporting and Internal Controls, from August 2006 to December 2006 as our Associate Controller, from January 2007 to December 2008 as our Controller and from January 2009 to July 2009 as our Senior Director, Finance and Corporate Controller. Prior to joining the Company, Mr. Slover was an auditor at KPMG LLP where he spent seven years in public accounting. Mr. Slover is a licensed Certified Public Accountant in the State of California. Mr. Slover received a B.S. degree in Business Administration from Shippensburg University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2011 (except as noted in the footnotes below the table for such instances where the most recent practicable date is earlier than February 28, 2011) by: (i) each director; (ii) each of the executive officers currently employed by us named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
QVT Associates GP LLC (1)	11,420,654	19.99%
OrbiMed Advisors LLC (2)	5,737,400	9.98
Wellington Management Company, LLP (3)	4,778,862	8.36
Federated Investors, Inc. (4)	3,783,373	6.60
Great Point Partners, LLC (5)	3,455,000	6.00
Adage Capital Partners, L.P. (6)	3,266,593	5.69

Named Executive Officers and Directors
Stephen T. Worland, Ph.D. (7)	1,072,990	1.85
Peter T. Slover (8)	155,933	*
James L. Freddo, M.D. (9)	531,798	*
Elizabeth E. Reed, J.D. (10)	360,024	*
Mark G. Foletta (11)	85,000	*
Marios Fotiadis (12)	118,358	*
Stelios Papadopoulos, Ph.D. (13)	907,564	1.59
Kleanthis G. Xanthopoulos, Ph.D. (14)	873,984	1.51
All executive officers and directors as a group (10 persons) (15)	4,313,374	7.18

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	The information in the table and this note is derived from a Form 4 filed by QVT Associates GP, LLC with the SEC on January 5, 2011. QVT Fund LP is the direct beneficial owner of 10,299,646 shares and Quintessence Fund L.P. is the direct beneficial owner of 1,121,008 shares. QVT Associates GP, LLC is the general partner of QVT Fund LP and Quintessence Fund L.P. and therefore may be deemed the beneficial owner of the shares of QVT Fund LP and Quintessence Fund L.P. The address of QVT Associates GP, LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. There are no relationships between QVT Associates GP, LLC on the one hand, and our officers and directors, on the other hand.

(2)	The information in the table and this note is derived from a Schedule 13G/A filed by OrbiMed Advisors , LLC with the SEC on October 19, 2010. Consists of 1,999,900 shares of common stock beneficially owned by OrbiMed Advisors which it has shared voting and dispositive power, 3,737,500 shares of common stock beneficially owned by OrbiMed Capital LLC which it has shared voting and dispositive power and 5,737,400 shares of common stock beneficially owned by Samuel D. Isaly which he has shared voting and dispositive power. The share amounts for OrbiMed Advisors, OrbiMed Capital LLC and Samuel D. Isaly include warrants to purchase 367,500 shares of common stock. Samuel D. Isaly is President of OrbiMed Advisors LLCand Managing Director of OrbiMed Capital LLC and is a control person of OrbiMed Advisors LLC and OrbiMed Capital LLC. The address of OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly is 767 Third Avenue, 30th Floor, New York, New York 10017. There are no relationships between the entities related to OrbiMed Adivsors LLC on the one hand, and our officers and directors, on the other hand.

(3)	The information in the table and this note is derived from a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2011. Consists of 4,778,862 shares of common stock beneficially owned by Wellington Management Company, LLP of which it has shared voting power over 4,496,712 shares and shared dispositive power over 4,778,862 shares. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210. There are no relationships between Wellington Management Company, LLP, on the one hand, and our officers and directors, on the other hand.

(4)	The information in the table and this note is derived from a Schedule 13G filed by Federated Investors, Inc. with the SEC on February 9, 2011. Consists of 3,608,373 shares of common stock beneficially owned by Federated Investors, Inc. of which it has sole voting and dispositive power and a warrant to purchase 175,000 shares of common stock. Federated Investors, Inc. (FII) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (Investment Advisors). Investment Advisors act as investment advisors to registered investment companies and separate accounts that own shares of common stock in Anadys Pharmaceuticals, Inc. The Investment Advisors are wholly owned subsidiaries of FII Holdings, Inc. which is a wholly owned subsidiary of FII. All of FII’s voting stock is held in the Voting Shares Irrevocable Trust (Trust) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees. The address of FII is Federated Investors Tower, Pittsburg, Pennsylvania 15222. There are no relationships between FII, on the one hand, and our officers and directors, on the other hand.

(5)	The information in the table and this note is derived from a Schedule 13G/A filed by Great Point Partners, LLC with the SEC on February 14, 2011. Consists of 3,455,000 shares of common stock beneficially owned by Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D., and Mr. David Kroin which have shared voting and dispositive power. Biomedical Value Fund, L.P. (BVF) is the direct beneficial owner of 1,230,000 shares and the record owner of a warrant to purchase 237,815 shares of common stock. Biomedical Offshore Value Fund, Ltd. (BOVF) is the direct beneficial owner of 1,200,000 shares and the record owner of a warrant to purchase 154,700 shares of common stock. Biomedical Institutional Value Fund, L.P. (BIVF) is the direct beneficial owner of 570,000 shares and the record owner of a warrant to purchase 62,485 shares of common stock. Great Point Partners, LLC (Great Point) is the investment manager of BVF, BOVF and BIVF, and by virtue of such status may be deemed to be the beneficial owner of the BVF, BOVF and BIVF shares. Each of Dr. Jeffrey R. Jay, M.D. (Dr. Jay), as senior managing member of Great Point, and Mr. David Kroin (Mr. Kroin), as special managing member of Great Point, has voting and investment power with respect to the BVF, BOVF and BIVF shares, and therefore may be deemed to be the beneficial owner of the BVF, BOVF and BIVF Shares. Notwithstanding the above, Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the BVF, BOVF and BIVF shares and the shares underlying the warrants described above, except to the extent of their respective pecuniary interests. The address of Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D., and Mr. David Kroin is 165 Mason Street, 3rd Floor, Greenwich, CT 06830. There are no relationships between the entities related to Great Point Partners, LLC, on the one hand, and our officers and directors, on the other hand.

(6)	The information in the table and this note is derived from a Schedule 13G/A filed by Adage Capital Partners, L.P. with the SEC on February 14, 2011. Consists of 3,004,093 shares of common stock beneficially owned by Adage Capital Partners, L.P. of which it has shared voting and dispositive power and a warrant to purchase 262,500 shares of common stock. Adage Capital Partners GP, L.L.C., is the general partner of Adage Capital Partners, L.P.; Adage Capital Advisors, L.L.C. is the managing member of Adage Capital Partners GP, L.L.C.; and Robert Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C. Each of the persons and entities named above may be deemed to beneficially own the shares beneficially owned by Adage Capital Partners, L.P. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116. There are no relationships between the entities related to Adage Capital Partners, L.P., on the one hand, and our officers and directors, on the other hand.

(7)	Includes 242,602 shares of common stock held of record in a family trust of which Dr. Worland is a trustee. Includes 767,334 shares subject to options exercisable within 60 days of February 28, 2011.

(8)	Includes 153,179 shares subject to options exercisable within 60 days of February 28, 2011.

(9)	Includes 477,816 shares subject to options exercisable within 60 days of February 28, 2011.

(10)	Includes 358,139 shares subject to options exercisable within 60 days of February 28, 2011.

(11)	Includes 85,000 shares subject to options exercisable within 60 days of February 28, 2011.

(12)	Includes 118,358 shares subject to options exercisable within 60 days of February 28, 2011.

(13)	Includes 93,358 shares subject to options exercisable within 60 days of February 28, 2011.

(14)	Includes 177,144 shares held of record in a family trust dated January 30, 2002, of which Dr. Xanthopoulos is the trustee. Includes 689,441 shares subject to options exercisable within 60 days of February 28, 2011.

(15)	Includes 1,364,778 shares of common stock held by directors and executive officers. Also includes 2,948,596 shares subject to options exercisable within 60 days of February 28, 2011.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and persons who own more than ten percent of a registered class of our equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and persons who own more than ten percent of a registered class of our equity securities were complied with and filed on time.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
     Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.
     The compensation of the Company’s named executive officers that is subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. Some of the key elements of our compensation program include the following:
•	Our compensation program, which has a significant performance-based component, is designed to attract, motivate and retain qualified and talented individuals who are committed to achieving Company success.

•	Our compensation program is limited to three main components: base salary, long-term equity compensation in the form of stock options subject to vesting and potential bonuses under our bonus program. We do not offer deferred compensation plans, pension arrangements, perquisites or post-retirement health coverage for our NEOs.

•	All of our change in control benefits are “double-trigger”, meaning that a change in control alone, without related job loss, will not result in change in control benefits for the NEOs. Also, we do not provide tax-gross ups on change in control benefits.
     The Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
     “RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as set forth in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.”
     Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
     Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.
The Board Of Directors Recommends
A Vote FOR Proposal 3.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
     The Dodd-Frank Act and Section 14A of the Exchange Act also enable the Company’s stockholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statements. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. For the reasons described below, the Board recommends that the stockholders select an annual frequency.
     The Board believes that an annual advisory vote on the compensation of the Company’s named executive officers will best allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices and is in alignment with the Compensation Committee’s annual review of the Company’s compensation program.
     You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the Advisory Vote on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation.
     While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead being asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.
     The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.
The Board Of Directors Recommends
A Vote IN FAVOR OF “ONE YEAR” on Proposal 4.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
     The Compensation Committee of our Board of Directors (the Committee), has the responsibility to review, determine and approve the compensation packages for our executive officers, including the Named Executive Officers (NEOs). Further, the Committee oversees our overall compensation strategy, including compensation policies, plans and programs.
     During 2010, we employed four executive officers, each of whom has been designated as a NEO, including: (1) Stephen T. Worland, Ph.D., our President and Chief Executive Officer (CEO); (2) James L. Freddo, M.D., our Senior Vice President, Drug Development and Chief Medical Officer; (3) Elizabeth E. Reed, our Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary; and (4) Peter Slover, our Vice President, Finance and Operations.
     This Compensation Discussion and Analysis (CD&A), sets forth the Company’s philosophies underlying the compensation for the NEOs.
Objectives of Our Executive Compensation Program
     The primary objective of our executive compensation program is to attract and retain qualified and talented individuals who are enthusiastic about the Company’s mission and culture. Another objective of our compensation program is to provide reasonable and appropriate incentives and rewards to our senior management team for building long-term value within the Company. In addition, we intend to be competitive with other similarly situated companies in our industry. The process of discovering and developing drug candidates is a long-term proposition and successful outcomes may not be measurable for several years. Therefore, in order to build long-term value for the Company and its stockholders and in order to achieve our success within this industry, we believe that we must compensate our NEOs in a competitive and fair manner that reflects current Company results but also reflects contributions to building long-term value.
Elements of Our Compensation Program and Why We Chose Each
Main Compensation Components
     Our Company-wide compensation program, including for the NEOs, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options. We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry.
Salary
     Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs.
Performance Bonus Plan
     We have a performance bonus plan under which bonuses are paid to our NEOs based on achievement of Company performance goals and objectives established by the Board as well as on individual performance. The bonus program is intended to: strengthen the connection between individual compensation and Company success; encourage teamwork among all disciplines within the Company; reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and help ensure that our cash compensation is competitive.
     Each NEO is assigned a target payout under the performance bonus plan, expressed as a percentage of his or her base salary for the year. Actual payouts under the performance bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of the NEO’s target payout. For the NEOs, the company factor receives the highest weighting (80% to 90%) in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each factor can be assigned a value of up to 125% for maximum performance. Thus, depending on our performance and the performance of the individual employee, he or she could receive up to 125% of the target bonus amount under the plan.
Equity Incentive Compensation
     We view long-term compensation, currently in the form of stock options, as a tool to motivate our NEOs to achieve corporate and individual objectives and encourage them to remain employed by the Company, while aligning their interests with the creation of stockholder value.

Other Compensation
     In addition to the three main components of compensation outlined above, we also provide severance and change in control benefits to the NEOs. We believe these severance and change in control benefits are an important element of our compensation program that assist us in retaining talented individuals and that these arrangements help to promote stability and continuity of our senior management team. Further, we believe that the interests of our stockholders will be best served if the interests of our senior management are aligned with theirs. We believe that providing change in control benefits should lessen or eliminate any potential reluctance of our NEOs to pursue potential change in control transactions that may be in the best interests of the stockholders. We also believe that it is important to provide severance benefits to our NEOs, to promote stability and focus on the job at hand.
     We also provide benefits to the NEOs that are generally available to all regular full-time employees of the Company, including our medical and dental insurance, life insurance, a 401(k) match for all individuals who participate in the 401(k) plan, and an employee stock purchase plan. At this time, we do not provide any perquisites to any NEOs. Further, we do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our NEOs. All of our NEOs are “at-will” employees, which means that their employment can be terminated at any time for any reason by either us or them.
Determination of Compensation Amounts
     A number of factors impact the determination of compensation amounts for the NEOs, including company and individual performance, competition for talent, each NEO’s total compensation package, assessments of internal pay equity and industry data.
     Stock price performance has generally not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. The Company does not have an exact formula for allocating between cash and non-cash compensation. Cash compensation is generally paid as earned.
Industry Survey Data
     In determining compensation adjustments and on-hire base salaries for our executive officers, we generally review the annual Radford Biotechnology Survey which for last year included data from approximately 295 publicly traded companies including approximately 25 publicly traded companies in San Diego. We also review the annual San Diego Biotech Employee Development Coalition Survey which for last year included data from approximately 25 publicly traded life science companies in San Diego. We generally give more weight to the Radford Survey over the San Diego Biotech Employee Development Coalition Survey because the Radford survey has a much larger data sample for each position, represents the national market in which we compete for senior talent and has a larger representation of publicly traded companies.
Determination of Base Salaries
     Although we do not formally benchmark against a specific group of comparable companies at this time, we generally use the 50th percentile of the Radford Biotechnology Survey for the NEOs’ respective comparable positions as a guideline for base salary and then adjust from that level based on our assessment of the officer’s level of responsibility, experience, overall compensation structure and individual performance. In addition, we review the San Diego Biotech Employee Development Coalition Survey as another check on the reasonableness of the proposed base salaries for our NEOs. We also look at the historical salary compensation at the Company for each NEO. Merit-based increases to salaries of NEOs are based on our assessment of the individual’s performance.
Performance Bonus Plan
     At or prior to the beginning of each year, draft corporate goals that reflect the Company’s business priorities for the coming year are prepared by the CEO with input from the other executive officers. These goals are weighted by relative importance to the Company’s success. The draft goals and proposed weightings are presented to the Board and discussed, revised as necessary, and then approved by the Board. The Committee then reviews the final goals and their weightings to determine and confirm their appropriateness for use as performance measurements for purposes of compensation. The goals and/or weightings may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy.
     The performance bonus plan for our executive officers was adopted by the Committee in February 2008. The plan sets forth target bonus opportunities, as a percentage of salary, based on the level of responsibility of the position, ranging from 50% of salary for our CEO, to 40% of salary for our senior executive officers, to 30% of salary for our other executive officers. In setting these percentages, the Committee determined that the above were reasonable and in line with other companies at our stage of development.

Determination of Equity Incentive Compensation
     To assist us in assessing the reasonableness of our stock option grant amounts, historically we reviewed the Radford Survey, Executive Percent of Outstanding Stock Options Consulting report which includes stock option data from a cross-section of the companies in the above-mentioned surveys. On-hire stock option grant amounts have generally been targeted at the 50th percentile for that position or similar industry position, adjusted for internal equity, experience level of the individual and the individual’s total mix of compensation and benefits provided in his or her offer package. On-hire grants typically vest over four years. The Committee has established internal guidelines for annual stock option grants for all employees, including NEOs, based on performance factors similar to the executive performance bonus plan. These guidelines provide an internal framework for decision-making by the Committee and are not communicated to the individual as a target grant amount. Under the guidelines, the “opportunity” amount for each position approximates what 1/4 of an on-hire grant would be for that position (taking into account the considerations described above). It is generally expected that the “opportunity” amount would be granted if 100% performance is achieved. This calculation is similar to the bonus plan calculation. The equity guidelines also provide a framework for granting up to 125% of the opportunity amount, if superior performance is achieved. However, the equity model amounts are only guidelines and may be adjusted upward or downward by the Committee on a discretionary basis.
Option Grant Practices
     All stock options granted to the NEOs are approved by the Committee. Exercise prices are set at equal or greater to Fair Market Value, which is defined in our stock option plans as the closing price of the Company’s Common Stock on the Nasdaq Global Market on the trading day immediately prior to the date of grant. Grants are generally made on the employee’s start date and at pre-determined dates near year-end following annual performance reviews. The size of year-end grants for each NEO is assessed against our internal equity guidelines. Current market conditions of grants for comparable positions and internal equity may also be assessed. In addition, grants may be made in connection with promotions or other job related changes. On occasion, in particular circumstances, grants may be made at other times during the year.
Compensation Setting Process
     Near the end of the year, the Board and Committee assess our overall corporate performance, and discuss the relative achievement of the corporate goals. The relative achievement of each goal is assessed and quantified and the summation of the individual components results in the corporate goal rating. The non-management members of the Board (without the CEO present) meet to further discuss and approve the final Corporate Goal rating, expressed as a percentage, from 0 to 125%.
     Also near the end of the year, the CEO conducts an evaluation of the individual performance of each executive officer (other than himself) and provides the Committee with an assessment of the performance of each executive officer. In determining the individual performance ratings of the NEOs, we assess performance against a number of factors, including each NEO’s relative contributions to our corporate goals, demonstrated career growth and level of performance in the face of limited resources and other challenges, as well as the respective officer’s overall department performance. This assessment is conducted in a holistic fashion, in contrast to the summation of individual components as is done to arrive at the corporate performance rating.
     Once an assessment is conducted regarding the level of individual performance for each NEO in qualitative terms, the Executive Officer Bonus Plan then provides guidelines for translating this performance assessment into a numerical rating. Both the initial qualitative assessment and the translation into a numerical rating are made by the Committee on a discretionary basis. We believe that conducting a discretionary assessment of the individual component of the NEOs’ performance ratings provides for flexibility in the evaluation of our NEOs and thereby maximizes our ability to direct the NEOs’ performance to potentially changing company priorities throughout the year.
     The Committee looks to the CEO’s performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the other Board members. These recommendations may be adjusted by the Committee prior to finalization. For the CEO, the Committee evaluates the CEO’s performance, taking into consideration input from the other Board members.
     The CEO also presents any recommended changes to base salary and recommendations for an annual stock option grant amount, referencing the equity guidelines, for each of the NEOs (other than himself). The base salary recommendations are supported by relevant survey data provided by our former Vice President, Human Capital (who we engaged as a consultant upon the termination of her employment in 2009 pursuant to a reduction in force) to better assist the Committee in its review of each individual and position. The Committee also reviews “tally sheets” for each executive officer, which summarize in one document current compensation, severance and change in control benefits, recent compensation decisions and all prior stock option grants to each individual. The Committee uses the tally sheets as a reference tool to see the overall compensation of each executive officer. In setting 2010 compensation amounts, the Committee’s review of the tally sheets did not materially affect the Committee’s compensation decisions. The Committee may also elicit feedback from the other Board members on compensation matters prior to approval.
     Around the same time as the CEO conducts his evaluation of the other executive officers, the Committee reviews the CEO’s performance, based on input from the other Board members, and assigns a rating to the CEO, expressed as a percentage, from 0 to 125%. The Committee also sets the CEO’s base salary for the upcoming fiscal year, referencing the relevant survey data and tally sheet. The CEO is not present during the Committee’s deliberations regarding his compensation.

     The Corporate Goal rating and individual performance ratings are applied to each employee’s target bonus opportunity under the bonus plan, in the proportions defined for each position. The sum of those components then determines the actual bonus paid for each individual. Under the equity guidelines, described above, the Corporate Goal rating and individual performance ratings may also be used to determine the size of the annual stock option grant for each employee.
     Compensation and benefit consultants may, from time to time, be hired by the Committee to assist in developing and reviewing overall salary policies and structures. Other than our former Vice President, Human Capital, we do not currently engage any consultant related to executive and/or director compensation matters. NEOs may have indirect input in the compensation results for other NEOs by virtue of their participation in the performance review and feedback process for the other NEOs.
2010 Compensation Decisions
General Assessment of Corporate Performance in 2010
     In assessing the Company’s performance for 2010, the Board and Committee recognized the significant progress the Company had made in advancing the development of ANA598. In 2010, the Company successfully progressed ANA598 through a Phase 2a study while concurrently designing a protocol and conducting the activities necessary to initiate an ANA598 Phase 2b study in early 2011. While the Company was reviewing potential opportunities for a strategic transaction during 2010, the Board and Committee attributed the absence of a strategic transaction during the year primarily to the complex and rapidly evolving HCV landscape, rather than a lack of performance by management. As of the end of 2010, the Board and the Committee believed that the Company had positioned ANA598 as one of the most advanced non-protease inhibitor antivirals in development for HCV and further recognized that the Company had a second clinical-stage HCV asset, ANA773, being readied for a Phase 2a study. Overall, the Board and Committee determined that the Company, with the limited resources of a 30 person organization, had performed well in 2010.
2010 Performance Assessments and Bonus Calculations
     For 2010, our performance bonus plan set the following target payouts, expressed as a percentage of base salary: for our CEO, the target bonus opportunity was 50% of base salary; for our Senior Vice President, Drug Development and Chief Medical Officer and our Senior Vice President, Legal Affairs and General Counsel, the target bonus opportunity was 40% of base salary; and for our Vice President, Finance and Operations, the target bonus opportunity was 30% of base salary.
     The elements that the Board and Committee established as our overall corporate goals for 2010 included a variety of development and operational objectives. The 2010 goals were established at the end of 2009. The clinical development objectives related to achieving milestones in our ANA598 program, including generating data from the program within stated deadlines. The business development objectives encompassed conducting a business development campaign aimed at determining whether a strategic transaction on attractive terms would be feasible in 2010. The financial objectives consisted of the implementation of a financial option by the middle of the year to enable continued value creation by the Company. The operational and organizational objectives included a cash burn target of no more than $16.5 million for 2010 (subsequently adjusted to reflect start-up costs during 2010 for the ANA598 Phase 2b study) and maintenance of compliance with regulations, as well as the degree to which we were able to maintain the health and vibrancy of the Company’s culture.
     In December 2010, the Committee and the Board considered year-end compensation for 2010 performance and 2011 compensation matters. The Board and Committee observed that the Company made significant progress during 2010 on the clinical development front. Specifically, the Company made very efficient progress in the ANA598 program, successfully moving ANA598 through a Phase 2a combination study in HCV infected patients while positioning the Company to be ready to initiate the ANA598 Phase 2b trial in early 2011. Further, the Board and the Committee acknowledged that each of the clinical development objectives were met on time or ahead of schedule. The Board and Committee also recognized that the Company went beyond the stated goals and structured a progressive protocol for the ANA598 Phase 2b study prior to the completion of the Phase 2a study, with the requisite positive regulatory interactions and flexible development planning. In addition to the stated 2010 goals, the Company also made plans to resume development of ANA773 for HCV, and efficiently conducted the activities necessary to ready ANA773 for a Phase 2a study. In light of the above-described progress, the Board and Committee concluded that the Company exceeded the clinical development objectives for 2010 significantly enough to warrant a goal achievement factor of 120%. With respect to business development objectives, the Board and Committee acknowledged that the management team effectively executed a campaign surrounding a potential strategic transaction, and concluded that the fact that a transaction was not completed in 2010 was not due to the performance of management, but rather was attributable to the continuing evolution and complexity of the HCV landscape and timing issues related to third parties’ assessments of their internal HCV product portfolios. However, the Board and Committee did take into account the fact that a transaction was not completed, rating the accomplishment of this goal at 40%. Similarly, the Board and Committee noted that the Company was successful in raising money in a difficult fund-raising environment in both June and October of 2010, but that the dilutive nature of the financings warranted a goal achievement factor of 60%. With respect to the operational objectives, the Board and Committee acknowledged that the Company operated within the Board-approved adjusted cash burn number for the year and further maintained compliance with regulations, and rated accomplishment of this goal at 100%. Finally, the Board and Committee concluded that the Company’s culture reflected the health and vibrancy of a motivated and committed workforce as measured by employee engagement and achievement of the corporate objectives.

     These accomplishments reflected the efforts of our employees, including the NEOs, and were taken into account by the Committee in providing equity grants and annual cash performance awards under our cash bonus program at 90% of target for the corporate performance portion of the awards. In making this determination, the Committee considered our progress against the predefined corporate goals and weightings.
     Specifically, the Board and Committee evaluated our corporate achievements on a program basis as follows:

Goal	Pre-defined Weight	Bonus Determination
Clinical development objectives (ANA598 data timelines)	50%	60%
Business Development Objectives	20%	8%

Financial objectives	20%	12%
Operational and Organizational objectives	10%	10%

Total	100%	90%

Individual Performance and Compensation of the President & CEO
     Dr. Worland’s base salary for 2010 was set at $425,000 in December 2009 in connection with the 2009 year-end performance and compensation review conducted by the Committee. The salary adjustment from $410,000 for 2009 to $425,000 for 2010 reflected a 3% merit increase plus a $2,700 adjustment to bring Dr. Worland’s salary closer to the 50th percentile of CEO salaries for similarly sized companies.
     In evaluating Dr. Worland’s individual performance for 2010 at the end of the year, the Committee, with input from the other Board members, concluded that Dr. Worland performed at a 100% level, taking into account the significant progress the Company had made during the year in the development of ANA598 and Dr. Worland’s strong leadership of the Company during a dynamic strategic period. Further, the Committee recognized Dr. Worland’s leadership in conducting the financings in June and October 2010 and his ability to maintain the health and vibrancy of the Anadys culture, as reflected in the Company exceeding the 2010 clinical development objectives with a committed and productive workforce of fewer than 30 employees. Under the bonus plan formula, utilizing the 90% Corporate Goal rating and a 100% Individual Rating, Dr. Worland’s bonus was $193,375, which the Committee rounded up to $195,000. Similarly, the application of these performance ratings to the equity guidelines suggested an option award for Dr. Worland of 113,750 shares, which the Committee rounded up to 115,000. In addition, the Board and Committee desired to further incentivize Dr. Worland and to acknowledge his years of service to the Company, with his ten-year anniversary with the Company approaching in March 2011. Reflecting back on this service, and the cumulative contributions Dr. Worland has made to the organization over that time, the Board and Committee determined that granting Dr. Worland an additional stock option was warranted and appropriate. In making this determination, the Board and Committee took into consideration the likelihood that Dr. Worland’s 2001 on-hire stock option grant would expire largely unexcercised in March 2011. Also, during the 2010 year end compensation review, the Committee reviewed Dr. Worland’s salary in comparison to market data and determined that it was under market (targeting the 50th percentile) as compared to CEO positions at similarly sized companies at similar stages of development. The Committee decided to not make an adjustment to Dr. Worland’s salary, but rather to take such salary differential into account with the special stock option grant. In light of the above considerations, the Committee approved an additional option grant in the amount of 185,000 shares, for a total year-end option grant to Dr. Worland of 300,000 shares.
Compensation Highlights for the other NEOs
Dr. Freddo
     Dr. Freddo’s base salary for 2010 was set at $375,000 in December 2009 in connection with the 2009 year-end performance and compensation review conducted by the Committee. The salary adjustment for Dr. Freddo from $364,000 for 2009 to $375,000 for 2010 reflected a 3% merit increase.
     During Dr. Freddo’s on-hire negotiations in 2006, the Committee approved granting an annual $50,000 bonus payable to him each July from 2007 through 2011, provided that he remains employed by the Company at each such anniversary date. The Committee viewed this as a necessary inducement for Dr. Freddo to join the Company and abandon long-term retirement incentives he expected to receive had he remained employed at Pfizer. This pre-agreed anniversary bonus is in addition to, and separate from, any performance bonus that Dr. Freddo may be eligible for under the performance cash bonus plan.

     In January 2011, the Company entered into a revised severance agreement with Dr. Freddo. The agreement provides a retention incentive for Dr. Freddo to remain employed with the Company through 2011 and beyond by providing Dr. Freddo with a severance payment in the amount of six to twelve months base salary (depending on the date of resignation) if he resigns for any reason after December 31, 2011. In entering into this arrangement, the Committee determined that 2011 was a critical year for the Company with respect to its clinical development activities and that increasing the likelihood that Dr. Freddo would remain an employee of the Company during 2011 would further the Company’s ability to meet its clinical development objectives for the year. A more detailed description of Dr. Freddo’s severance and change in control agreement may be found in the “Post-Termination Benefits” section of this proxy statement.
     In evaluating Dr. Freddo’s performance for 2010, the Committee, with input from the other Board members including Dr. Worland, concluded that Dr. Freddo’s individual performance level was at the 125% level. In making such determination, the Committee recognized Dr. Freddo’s strong leadership of the clinical organization in conducting the ANA598 Phase 2a study, including the very rapid enrollment of patients in the study, the efficient clinical operations underlying the study conduct, as well as the highly effective planning of the Phase 2b study while the Phase 2a study was ongoing, reflecting flexibility and effective regulatory interactions. This performance level, through application of the Executive Officer Bonus Plan and equity guidelines, resulted in a cash bonus payment of $142,875 and a year-end stock option grant to purchase 71,438 shares being awarded to Dr. Freddo.
Ms. Reed
     Ms. Reed’s base salary for 2010 was set at $275,000 in December 2009 in connection with the 2009 year-end performance and compensation review conducted by the Committee. The salary adjustment from $255,000 for 2009 to $275,000 for 2010 reflected a 3% merit increase plus a $12,350 adjustment to bring Ms. Reed’s salary closer to the 50th percentile of similar positions in similarly sized companies.
     In evaluating Ms. Reed’s performance at the end of 2010, the Committee, with input from the other Board members including Dr. Worland, concluded that Ms. Reed’s individual performance level for 2010 was at the 100% level. In making such determination for Ms. Reed, the Committee recognized her contributions toward the Company’s two equity financings during the year and the legal department’s efficient support of the clinical contracting functions for the ANA598 Phase 2a trial and preparations for the Phase 2b trial, as well as Ms. Reed’s contributions to the Company’s investor relations communications and her ongoing support of the Company’s programs and operations and intellectual property management. This performance level, through application of the Executive Officer Bonus Plan and equity guidelines, resulted in a cash bonus payment of $100,650 and a year-end stock option grant to purchase 68,625 shares being awarded to Ms. Reed.
Mr. Slover
     Mr. Slover’s base salary for 2010 was set at $215,000 in December 2009 in connection with the 2009 year-end performance and compensation review conducted by the Committee. The increase from $205,000 at the end of 2009 to $215,000 for 2010 represented a 3% merit increase plus an adjustment of $3,850.
     In evaluating Mr. Slover’s performance for 2010, the Committee, with input from the other Board members including Dr. Worland, concluded that Mr. Slover’s individual performance level was at the 100% level. In making such determination for Mr. Slover, the Committee recognized Mr. Slover’s effective leadership of the finance and operations functions, including the efficient conduct of the financial reporting function, his disciplined approach to budgeting matters and contributions to the Company’s financing activities and the effective management of the Company’s facilities. This performance level, through application of the Executive Officer Bonus Plan and equity guidelines resulted in a cash bonus payment of $59,340 and a year-end stock option grant to purchase 51,750 shares being awarded to Mr. Slover.
Severance and Change in Control Benefits
     The change in control benefits for all our NEOs have a “double trigger”. Double-trigger means that the NEOs will receive the change in control benefits described in the agreements only if there are both (1) a Change in Control of the Company (as defined in the agreements) and (2) a termination by the Company of the NEO’s employment “without cause” or a resignation by the NEO for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement maximizes shareholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing them appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders.

     A further description of the severance and change in control agreements may be found in the “Post-Termination Benefits” section of this proxy statement.
Accounting and Tax Considerations
     ASC 718. On January 1, 2006, the Company began accounting for share-based payments in accordance with the requirements of Accounting Standards Codification 718 (ASC 718), Share-Based Payments. To date, the adoption of ASC 718 has not impacted our stock option granting practices.
     Internal Revenue Code Section 162(m). At this time, the Company does not have a policy to factor in 162(m) limitations into the determination of base salary or bonus amounts since the aggregate salary and bonus payments for each individual are substantially below the $1,000,000 deductibility limitation.
     Section 409A. Section 409A generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Under Section 409(A), deferred compensation is defined broadly and may potentially cover compensation arrangements such as severance or change in control pay outs and the extension of the post-termination exercise periods of stock options. We take Code Section 409A into account, where applicable, in determining the timing of compensation paid to our NEOs.
     Code Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (Code Sections 280G and 4999) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each NEO who receives “excess parachute payments” in connection with his or her severance from our company in connection with a change in control. We consider the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when structuring post-termination compensation payable to our NEOs and generally provide a mechanism for a “better after tax” result for the NEO, which we believe is a reasonable balance between the Company’s interests, on the one hand, and the executive’s compensation on the other.

Report of the Compensation Committee of the Board of Directors1
     The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K contained in this proxy statement. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the Securities and Exchange Commission and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2010.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Marios Fotiadis
Stelios Papadopoulos, Ph.D.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Summary Compensation Table for 2010
     The following information outlines the compensation paid to our NEOs, including salary, bonuses, stock options and other compensation for the years ended December 31, 2010, 2009 and 2008:

								Change in Pension
								Value and
							Non-Equity	Nonqualified
					Stock	Option	Incentive	Deferred	All Other
Name and Principal			Bonus		Awards	Awards	Plan Compensation	Compensation	Compensation	Total
Position	Year	Salary ($)	($)		($)	($) (1)	(3)	Earnings ($)	($) (2)	($)
Stephen T. Worland, Ph.D.	2010	425,000	—		—	224,220	195,000	—	4,275	848,495
President and Chief	2009	410,000	—		—	361,209	150,000	—	4,254	925,463
Executive Officer	2008	390,000	—		—	127,370	195,000	—	4,270	716,640

Peter T. Slover	2010	215,000	—		—	38,678	59,340	—	4,191	317,209
Vice President, Finance	2009	194,900	—		—	188,433	41,700	—	3,723	428,756
and Operations (4)

James L. Freddo, M.D.	2010	375,000	50,000	(5)	—	53,393	142,875	—	4,275	625,543
Senior Vice President,	2009	364,000	50,000	(5)	—	179,032	142,688	—	4,254	739,974
Drug Development and Chief Medical Officer	2008	341,250	50,000	(5)	—	213,370	145,250	—	4,570	754,440

Elizabeth E. Reed, J.D.	2010	275,000	—		—	51,290	100,650	—	4,275	431,215
Senior Vice President,	2009	255,000	—		—	271,106	84,605	—	4,631	615,342
Legal Affairs and General Counsel	2008	230,000	—		—	95,528	71,070	—	4,196	400,794

(1)	Reflects the grant date fair value of awards granted calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). Assumptions used in the calculation of this amount for fiscal years ended December 31, 2010, 2009 and 2008 are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2011.

(2)	Includes matching contributions paid by us under our Anadys Pharmaceuticals, Inc. 401(k) Profit Sharing Plan.

(3)	Amount paid pursuant to the Anadys Pharmaceuticals, Inc. Executive Officer Bonus Plan adopted in 2008 and updated in 2009.

(4)	Mr. Slover was promoted to Vice President, Finance and Operations and appointed as an executive officer effective July 1, 2009. Prior to his promotion, Mr. Slover was our Senior Director, Finance and Corporate Controller.

(5)	Guaranteed annual bonus, payable each July from 2007 through 2011 pursuant to the terms of Dr. Freddo’s offer letter.

Grants of Plan-Based Awards in 2010
     The following information sets forth grants of plan-based awards made to the NEOs during the year ended December 31, 2010:

						All Other		Closing
						Option		Market
						Awards:	Exercise or	Price of
		Date Grant was				Number of	Base Price	Underly-ing	Grant Date Fair
		approved, if	Estimated Possible Payouts Under Non-			Securities	of Option	Security on	Value of Stock
Name and		other than the	Equity Incentive Plan Awards ($)(2)			Underlying	Awards	the Date of	Options and
Principal Position	Grant Date	Grant Date	Threshold	Target	Maximum	Options(#)	($)	Grant($)(1)	Awards ($)
Stephen T. Worland, Ph.D.	12/13/2010	—	—	212,500	265,625	300,000	1.02	0.98	224,220
President and Chief Executive Officer

Peter T. Slover	12/13/2010	—	—	64,500	80,625	51,750	1.02	0.98	38,678
Vice President, Finance and Operations

James L. Freddo, M.D.	12/13/2010	—	—	150,000	187,500	71,438	1.02	0.98	53,393
Senior Vice President, Drug Development and Chief Medical Officer

Elizabeth E. Reed, J.D.	12/13/2010	—	—	110,000	137,500	68,625	1.02	0.98	51,290
Senior Vice President, Legal Affairs and General Counsel

(1)	Stock options granted under the Company’s 2004 Equity Incentive Plan are granted with an exercise price equal to the previous day’s closing price of our stock on the Nasdaq Global Market.

(2)	The amounts shown in these columns represent the threshold, target and maximum payout levels under the Anadys Pharmaceuticals, Inc. Executive Officer Bonus Plan (Bonus Plan). Notwithstanding the terms of the Bonus Plan, the Compensation Committee retains absolute discretion to approve bonus awards that fall above or below any amounts set forth in the Bonus Plan, or no bonus awards. The actual amount of incentive bonus earned by each named executive officer in 2010 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for 2010.

Outstanding Equity Awards as of December 31, 2010
     The following information outlines equity awards held by the NEOs as of December 31, 2010:

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
				Equity					Plan	Market or
				Incentive					Awards:	Payout
				Plan				Market	Number of	Value of
				Awards:			Number	Value of	Unearned	Unearned
	Number of	Number of		Number of			of Shares	Shares or	Shares,	Shares,
	Securities	Securities		Securities			or Units	Units of	Units, or	Units or
	Underlying	Underlying		Underlying			of Stock	Stock	Other	Other
	Unexercised	Unexercised		Unexercised	Option	Option	That	That	Rights	Rights
Name and Principal	Options	Options		Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Position	Exercisable(#)	Unexercisable(#)		Options (#)	Price ($)	Date	Vested	Vested	Not Vested	Not Vested
Stephen T. Worland, Ph.D.	—	300,000	(1)	—	1.02	12/12/2020	—	—	—	—
President and Chief Executive Officer	41,287	123,863	(1)	—	2.42	12/2/2019	—	—	—	—
	33,333	16,667	(2)	—	2.24	8/17/2019	—	—	—	—
	50,200	49,800	(1)	—	1.99	12/9/2018	—	—	—	—
	56,550	18,450	(1)	—	2.00	12/6/2017	—	—	—	—
	83,800	16,200	(1)	—	2.32	9/5/2017	—	—	—	—
	81,700	18,300	(3)	—	2.32	9/5/2017	—	—	—	—
	100,000	—		—	4.88	12/7/2016	—	—	—	—
	110,000	—		—	8.16	12/15/2015	—	—	—	—
	50,000	—		—	5.30	9/30/2014	—	—	—	—
	70,075	—		—	2.95	1/14/2014	—	—	—	—
	37,249	—		—	2.95	2/11/2013	—	—	—	—
	136,530	—		—	2.95	3/21/2011	—	—	—	—

Peter T. Slover Vice President, Finance and Operations	—	51,750	(1)	—	1.02	12/12/2020	—	—	—	—
	13,271	39,815	(1)	—	2.42	12/2/2019	—	—	—	—
	16,667	8,333	(2)	—	2.24	8/17/2019	—	—	—	—
	17,750	32,250	(1)	—	1.86	6/30/2019	—	—	—	—
	15,060	14,940	(1)	—	1.99	12/9/2018	—	—	—	—
	7,540	2,460	(1)	—	2.00	12/6/2017	—	—	—	—
	22,500	—		—	2.29	8/21/2017	—	—	—	—
	14,775	225	(1)	—	4.59	1/9/2017	—	—	—	—
	2,000	—		—	4.28	12/19/2016	—	—	—	—
	5,000	—		—	4.60	12/6/2016	—	—	—	—
	10,000	—		—	2.80	8/14/2016	—	—	—	—
	2,500	—		—	8.16	12/15/2015	—	—	—	—
	3,375	—		—	11.74	8/1/2015	—	—	—	—
	1,850	—		—	7.00	12/14/2014	—	—	—	—
	2,000	—		—	7.10	6/30/2014	—	—	—	—
	2,500	—		—	7.90	4/18/2014	—	—	—	—

James L. Freddo, M.D.	—	71,438	(1)	—	1.02	12/12/2020	—	—	—	—
Senior Vice President, Drug Development and Chief Medical Officer	18,375	55,125	(1)	—	2.42	12/2/2019	—	—	—	—
	23,333	11,667	(2)	—	2.24	8/17/2019	—	—	—	—
	50,200	49,800	(1)	—	1.99	12/9/2018	—	—	—	—
	29,300	20,700	(1)	—	2.74	8/4/2018	—	—	—	—
	37,700	12,300	(1)	—	2.00	12/6/2017	—	—	—	—
	81,700	18,300	(1)	—	2.32	9/5/2017	—	—	—	—
	200,000	—		—	3.00	7/9/2016	—	—	—	—

Elizabeth E. Reed, J.D.	—	68,625	(1)	—	1.02	12/12/2020	—	—	—	—
Senior Vice President, Legal Affairs and General Counsel	18,215	54,648	(1)	—	2.42	12/2/2019	—	—	—	—
	25,050	49,950	(1)	—	2.24	8/17/2019	—	—	—	—
	16,667	8,333	(2)	—	2.24	8/17/2019	—	—	—	—
	37,650	37,350	(1)	—	1.99	12/9/2018	—	—	—	—
	30,160	9,840	(1)	—	2.00	12/6/2017	—	—	—	—
	61,275	13,725	(1)	—	2.32	9/5/2017	—	—	—	—
	45,000	—		—	4.88	12/7/2016	—	—	—	—
	30,000	—		—	8.16	12/15/2015	—	—	—	—
	30,000	—		—	7.00	12/14/2014	—	—	—	—
	15,686	—		—	2.95	1/14/2014	—	—	—	—
	8,824	—		—	2.95	2/11/2013	—	—	—	—
	7,265	—		—	2.95	12/19/2011	—	—	—	—

(1)	25% of the shares subject to the option shall vest and become exercisable one year from the date of grant with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable four years from the date of grant.

(2)	25% of the shares subject to the option shall vest and become exercisable six months after the date of grant with the remaining shares subject to the option vesting in equal monthly installments evenly over the next 18 months such that all shares subject to the option will be fully vested and exercisable as of August 18, 2011.

(3)	25% of the shares subject to the option shall vest and become exercisable one year from August 24, 2007 with the remaining shares subject to the option vesting in equal monthly installments over the next three year period such that all shares subject to the option will be fully vested and exercisable as of August 24, 2011.

Option Exercises and Stock Vested
     The following information sets forth stock options exercised by the NEOs during the year ended December 31, 2010:

	Option Awards		Stock Awards
Number
	Number of		of Shares	Value
	Shares		Acquired	Realized
	Acquired on	Value Realized on	on	on
Name and Principal Position	Exercise (#)	Exercise ($)	Vesting	Vesting
Stephen T. Worland, Ph.D.	—	—	—	—
President and Chief Executive Officer

Peter T. Slover	—	—	—	—
Vice President, Finance and Operations

James L. Freddo, M.D.	—	—	—	—
Senior Vice President, Drug Development and Chief
Medical Officer

Elizabeth E. Reed, J.D.	—	—	—	—
Senior Vice President, Legal Affairs and General Counsel

Pension Benefits
     None of our NEOs participates in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in the Company’s best interests.
Nonqualified Deferred Compensation
     None of our NEOs participates in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in the Company’s best interests.
Post-Employment Compensation
     The following narrative is a description of the NEOs’ severance and change in control arrangements with us to support the numbers included in the table following the narrative. All severance and change in control benefits are contingent upon the NEO executing and delivering to us an effective release and waiver.
Severance Benefits
     The Amended and Restated Severance and Change in Control Agreement (Amended and Restated Agreement) for each of the NEOs provides certain benefits in the event that the NEO’s employment with us is terminated by us without Cause or the NEO resigns with Good Reason (as such terms are defined in the Amended and Restated Agreement). In such event, and contingent upon delivery of a waiver and release, the NEO will be entitled to the following benefits: (a) a lump sum payment equal to twelve (12) months of the NEO’s annual base salary, less standard deductions and withholdings; (b) we will pay the NEO’s COBRA group health insurance premiums for the NEO and his or her eligible dependents for a period of twelve (12) months; (c) outplacement services for a period of six (6) months will be made available to the NEO upon the NEO’s request, (d) the partial acceleration of vesting of stock options to purchase our common stock that are granted less than one (1) year prior to the date of termination will be provided so that such stock options will be 25% vested on the date of termination and (e) the vested stock options held by the NEO will be automatically amended so that the NEO will be able to exercise such vested stock options during the fifteen (15) month period following the date of termination.
     In addition to the severance benefits described above for all NEOs, the Amended and Restated Agreement for Dr. Freddo provides for a severance payment in the event Dr. Freddo resigns from his position with the Company for any reason after December 31, 2011 (the “Retention Benefit”). The minimum Retention Benefit will equal six months of Dr. Freddo’s then-current base salary. For each month beyond December 2011 that Dr. Freddo remains employed by the Company, the Retention Benefit will increase by an amount equal to one week of Dr. Freddo’s then-current base salary, with the maximum amount of the Retention Benefit not to exceed 12 months base salary. The Freddo Agreement provides that the Retention Benefit will be paid only as an alternative to, and not in addition to, any other salary severance benefits payable under the agreement.

Change in Control Benefits
     The Amended and Restated Agreement for each of the NEOs provides certain benefits if the NEO’s employment with us is terminated by us without Cause or for Good Reason (as such terms are defined in the Amended and Restated Agreement) within the six (6) month period immediately preceding or the twenty-four (24) month period immediately following a Change in Control (as defined in the Amended and Restated Agreement). In such event, and contingent upon delivery of a waiver and release, the NEO will be entitled to the following benefits: (a) a lump sum payment equal to twelve (12) months of the NEO’s annual base salary plus a payment equal to the full annual target bonus (or the amount of the last annual bonus actually paid, if higher) the NEO would be eligible for under the Anadys Pharmaceuticals, Inc. Executive Officer Bonus Plan, less standard deductions and withholdings; (b) we will pay the NEO’s COBRA group health insurance premiums for the NEO and his or her eligible dependents for a period of twelve (12) months; (c) outplacement services for a period of six (6) months will be made available to the NEO upon the NEO’s request, and (d) all outstanding options held by the NEO will be automatically amended to provide for the full acceleration of vesting and exercisability of the stock options.
     In addition to the Change in Control benefits described above, the Amended and Restated Agreement for Dr. Freddo provides that if Dr. Freddo’s employment is terminated without Cause or for Good Reason (as such terms are defined in the Amended and Restated Agreement) within the six (6) month period immediately preceding or the twenty-four (24) month period immediately following a Change in Control (as defined in the Amended and Restated Agreement), then he is entitled to the full acceleration of his anniversary bonus of $50,000 per year to be paid to him each year until 2011 under the terms of his offer letter dated June 21, 2006.
Potential Payments Under Severance/Change in Control Arrangements
     This table sets forth potential payments payable to our current NEOs in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2010 and (ii) the stock price was $1.42, which was the closing market price of our common stock on December 31, 2010, the last business day of the 2010 fiscal year.

	If Company Terminates			Termination Following a
	Executive Without Cause			Change in Control without
	or Executive Resigns with			Cause or Executive Resigns
Name	Good Reason($)		Change in Control ($)	with Good Reason($)(5)
Stephen T. Worland, Ph.D.
Cash Payment	470,512	(1)	*	683,012	(1)
Acceleration of Options	30,000	(2)	*	120,000	(2)
Continuation of Benefits	21,453	(3)	*	21,453	(3)
Outplacement Services	9,000	(4)	*	9,000	(4)

Peter T. Slover
Cash Payment	241,694	(1)	*	306,194	(1)
Acceleration of Options	5,175	(2)	*	20,700	(2)
Continuation of Benefits	21,453	(3)	*	21,453	(3)
Outplacement Services	9,000	(4)	*	9,000	(4)

James L. Freddo, M.D.
Cash Payment	402,808	(1)	*	602,808	(1)
Acceleration of Options	7,144	(2)	*	28,575	(2)
Continuation of Benefits	21,453	(3)	*	21,453	(3)
Outplacement Services	9,000	(4)	*	9,000	(4)

Elizabeth E. Reed, J.D.
Cash Payment	307,908	(1)	*	417,908	(1)
Acceleration of Options	6,863	(2)	*	27,450	(2)
Continuation of Benefits	16,974	(3)	*	16,974	(3)
Outplacement Services	9,000	(4)	*	9,000	(4)

(1)	Includes severance payment and accrued and unused vacation time as of December 31, 2010.

(2)	Determined by taking excess of the fair market value of our common stock on December 31, 2010, less the exercise price of each accelerated option.

(3)	Reimbursement for continued health insurance coverage under COBRA.

(4)	Cost of outplacement services.

(5)	Amounts based on Amended and Restated Severance and Change in Control Agreements entered into in January and February 2011.

*	No benefits provided.

Compensation of Directors
Non-Employee Director Compensation
     Under the terms of our Non-Employee Director Compensation Program, the Chairman of the Board is eligible to receive an annual cash stipend for his service in such capacity and for service on the Board of $30,000, the Chairs of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are eligible to receive an annual cash stipend for service in such capacities and for service on the Board of $25,000 and each other non-employee director is eligible to receive an annual cash stipend for service on the Board of $20,000. In addition, each non-employee director is eligible to receive $2,500 for each in-person Board meeting at which the director is present and $500 for each Board meeting at which the director participates by telephone. In addition, each member of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and/or any specially constituted committee, if so designated by the Board, is eligible to receive $500 for each committee meeting at which the director is present or participates by telephone.
     Total cash compensation for the Chairman of the Board is capped at $50,000 per calendar year, $45,000 per calendar year for the Chairs of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, and $40,000 for each other non-employee director.
     Under the terms of the Non-Employee Director Compensation Program, each non-employee director is eligible to receive an annual option grant to purchase 15,000 shares of our common stock under our 2004 Non-Employee Directors’ Stock Option Plan on the date of each Annual Meeting. Each new non-employee director receives an option grant to purchase 25,000 shares of our common stock upon his or her appointment or election to our Board of Directors under our 2004 Non-Employee Directors’ Stock Option Plan.
Reimbursement of Expenses
     Non-employee directors are also reimbursed for reasonable out-of-pocket expenses in connection with attending meetings of our Board of Directors and committees of the Board of Directors.
Director Compensation Table for 2010
     The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2010.

						Change in
						Pension Value
					Non-Equity	and Non-
		Fees			Incentive	Qualified
		Earned	Stock	Option	Plan	Deferred	All Other
		or Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name(1)	Year	Cash ($)	($)	($)(2)(3)	($)	Earnings($)	($)	Total ($)
Mark G. Foletta	2010	40,500	—	24,993	—	—	—	65,493
Marios Fotiadis	2010	35,500	—	24,993	—	—	—	60,493
Steven H. Holtzman (4)	2010	40,715	—	24,993 (4)	—	—	—	65,708
Stelios Papadopoulos, Ph.D.	2010	39,000	—	24,993	—	—	—	63,993
George A. Scangos, Ph.D. (5)	2010	32,000	—	24,993 (5)	—	—	—	56,993
Kleanthis G. Xanthopoulos,	2010	34,000	—	24,993	—	—	—	58,993
Ph.D.

(1)	Stephen T. Worland, Ph.D., our President and Chief Executive Officer, is not included in this table as he was an employee during the year ended December 31, 2010 and thus received no compensation for his services as a director.

(2)	Reflects the grant date fair value of awards granted calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). Assumptions used in the calculation of this amount for fiscal years ended December 31, 2010, 2009 and 2008 are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2011.

(3)	As of December 31, 2010, each director has the following number of options outstanding: Mark G. Foletta: 86,250, Marios Fotiadis: 119,608, Steven H. Holtzman: 56,875 (see note 4 below), Stelios Papadopoulos, Ph.D.: 94,608, George A. Scangos, Ph.D.: 80,580 (see note 5 below) and Kleanthis G. Xanthopoulos, Ph.D.: 690,691.

(4)	Mr. Holtzman resigned from the Board of Directors effective January 4, 2011. In conjunction with Mr. Holtzman’s resignation from the Board of Directors, we modified his stock options. We calculated the additional non-cash share-based expense associated with the extended exercisability period for his vested options in accordance with ASC718. The incremental fair value associated with the modification of Mr. Holtzman’s stock options was $41,812.

(5)	Dr. Scangos resigned from the Board of Directors effective July 20, 2010. In conjunction with Dr. Scangos’ resignation from the Board of Directors, we modified his stock options. We calculated the additional non-cash share-based expense associated with the extended exercisability period for his vested options in accordance with ASC718. The incremental fair value associated with the modification of Dr. Scangos’ stock options was $44,335.

CERTAIN TRANSACTIONS
Transactions with Related Persons
     The Audit Committee reviews and approves all related party transactions. We have not adopted a formal related-party transactions policy. There were no related party transactions during fiscal year 2010.
Other Transactions
     We have entered into indemnity agreements with our directors and officers for the indemnification and advancement of expenses to these persons to the fullest extent permitted by law.
HOUSEHOLDING OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
     This year, a number of brokers with account holders who are Anadys stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Anadys Pharmaceuticals, Inc., 5871 Oberlin Drive, Suite 200, San Diego, California 92121, attn: Investor Relations or contact our Associate Director, Investor Relations at (858) 530-3600. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact their broker.
ANNUAL REPORT
     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 will be mailed to stockholders of record at the close of business as of April 6, 2011. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.
     For any person who was a beneficial owner of our common stock on the record date, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Anadys Pharmaceuticals, Inc., 5871 Oberlin Drive, Suite 200, San Diego, California 92121, Attention: Investor Relations.
OTHER MATTERS
     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Elizabeth E. Reed Elizabeth E. Reed
Corporate Secretary
April 8, 2011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐

Nominees

01	Mark Foletta 02 Kleanthis Xanthopoulos

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.	☐	☐	☐

3	Approval of the Advisory Resolution regarding the compensation of the Company’s named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain

4	Advisory Vote on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation. ☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 27, 2011
The undersigned hereby appoints Stephen T. Worland, Ph.D. and Peter T. Slover, and each of them, with full power of substitution to represent the undersigned and to vote all shares of common stock of Anadys Pharmaceuticals, Inc. (Anadys) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Anadys to be held at the Holiday Inn located at 9888 Mira Mesa Blvd., San Diego, California 92131, May 27, 2011 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, (1) as hereinafter specified upon the proposals listed below and (2) in their discretion, upon such other matters as may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “1 YEAR” FOR PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side